UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 21, 2003

                          ANGELCITI ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)



            Nevada                       000-30213              52-2043569
-----------------------------          ------------             ----------
(State  or  other  jurisdiction         (Commission           (IRS  Employer
      of  incorporation)               File  Number)        Identification  No.)


             9000 SHERIDAN STREET, SUITE 7, PEMBROKE PINES, FL 33024
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (800) 908-9574


         (Former name or former address, if changed since last report.)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

Prior to April 15, 2004, Omega Ventures, Inc. ("Omega") owned 14,000 Series "A" Preferred Shares in AngelCiti Entertainment, Inc. (the "Company) and 9,613,904 common shares for voting control of approximately 46.3% of the voting shares in the Company. On April 15, 2004, in a private transaction between Omega Ventures, Inc. and Messrs. Dean Ward and George Gutierrez, Omega Ventures, Inc. sold 7,000 Series "A" Preferred Shares of the Company to Mr. Ward and 7,000 Series "A" Preferred Shares of the Company to Mr. Gutierrez. Subsequent to this transaction, Mr. Ward owns approximately 32.7% of the voting shares in the Company and Mr. Gutierrez owns approximately 32.5% of the voting shares in the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ANGELCITI ENTERTAINMENT, INC.
                                  (Registrant)





Date: April 16, 2004                  /s/ George Guttierez
                                          -------------------
                                          George Guttierez